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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
Pfizer Inc.

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2000, except for Note 6, as to which the date is February 7, 2000, relating to the financial statements of Warner-Lambert Company as of December 31, 1999, 1998 and 1997 and for each of the years then ended, which appears in the Current Report on Form 8-K of Pfizer Inc., dated September 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          -------------------------------------
                                          PricewaterhouseCoopers LLP

Florham Park, NJ
October 20, 2000